                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-47749 and No. 333-48509) of Coyote Sports, Inc. of our report dated May 23, 1997, except as to Note 1, which is as of December 19, 1997, relating to the financial statements of Unifiber Corporation, which appears in the Current Report on Form 8-K/A Amendment No. 2 of Coyote Sports, Inc. dated March 19, 1998.



PRICE WATERHOUSE LLP

San Diego, California
May 11, 1998


                                      22